UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2011
ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52421	20-2281511

(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive
Suite 610
Bloomington, MN	55437

(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On April 20, 2011, the Board of Directors of Advanced BioEnergy, LLC (the “Company”) accepted the resignation of Neil S. Hwang as a member of the Board of Directors of the Company. Mr Hwang had served as a director since 2009 and was elected for a three—year term at the March 18, 2011 Regular Meeting of Members.
Description of Voting Agreement
As previously disclosed, the Company’s principal unitholders, including Hawkeye Energy Holdings, LLC (“Hawkeye”), entities associated with Clean Energy Capital, LLC (“CEC”), South Dakota Wheat Growers Association, and certain directors entered into a voting agreement (the “Voting Agreement”) dated as of August 28, 2009 in conjunction with the issuance and sale of the Company’s units of membership interest (“Units’) in a private equity offering.
The Voting Agreement requires the parties to the agreement to
          (a) nominate for election to the Board:
     (i) two representatives designated by Hawkeye as long as Hawkeye holds at least 10% of the then-outstanding Units of the Company, and one representative designated by Hawkeye as long as it holds 5% or more but less than 10% of the then-outstanding Units;
     (ii) two representatives designated by CEC as long as CEC holds at least 10% of the then-outstanding Units of the Company, and one representative designated by CEC as long as it holds 5% or more but less than 10% of the then-outstanding Units;
     (iii) the Chief Executive Officer of the Company (collectively the “Designees”);
          (b) recommend to the members of the Company the election of the Designees, and
          (c) vote (or act by written consent) all Units beneficially owned by each party to elect each of the Designees to the Board.
Mr. Hwang was a nominee of CEC.
Open Board Seats
Section 5.2 of the Company’s Operating Agreement provides that the number of directors of the Company shall be fixed by the members of the Company, provided, that in the event of a vacancy, the Board may fill the vacancy prior to the next regular meeting of the members. The Company’s Board of Directors has historically been composed of nine members, which is the maximum size allowable under the Voting Agreement. As a result or Mr. Hwang’s resignation, the Company currently has seven directors and the ability to elect up to two directors. As discussed above, CEC, which currently owns approximately 17.9% of the Company’s outstanding Units, has the right to designate an additional director pursuant to the terms of the Voting Agreement. The Company’s nominating committee is currently considering candidates to fill these open seats, including one candidate proposed by CEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC
By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and Chief Financial Officer

Date: April 26, 2011